Exhibit 10.45

REINSTATEMENT OF AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS REINSTATEMENT OF AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (herein called this “Amendment”) is made and entered into as of the 21st day of May, 2008 by and between CENTURY PROPERTIES FUND XIX, a California limited partnership (herein called “Seller”), and TITAN REAL ESTATE INVESTMENT GROUP, LLC, an Ohio limited liability company (herein called “Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have heretofore executed and entered into that certain Purchase and Sale Contract having an Effective Date of April 1, 2008 (as amended by that certain First Amendment to Purchase and Sale Contract dated as of April 22nd, 2008 the “Contract”), respecting certain improved real property located in Cobb County, Georgia, commonly known as Plantation Crossing, all as more particularly described in the Contract;

WHEREAS, Purchaser terminated the Contract by letter to Seller dated May 8, 2008 (the “Termination Letter”);

WHEREAS, Purchaser and Seller desire to reinstate, modify and amend the Contract in certain respects; and

WHEREAS, Purchaser and Seller desire to enter into this Amendment for the purpose of setting forth their agreement with respect to such reinstatement, modification and amendment.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which Purchaser and Seller acknowledge, Purchaser and Seller hereby agree as follows:

1.

Reinstatement.  Seller and Purchaser agree to reinstate the Contract, as amended hereby.  Accordingly, Seller and Purchaser agree that the Contract, as amended hereby, shall remain in full force and effect as if the Termination Letter had not been delivered.

2.

Feasibility Period.  Purchaser acknowledges that the Feasibility Period has expired.

3.

Closing Date.  The Closing Date shall be June 2, 2008; provided, however, that Purchaser may elect to extend the Closing Date to a date not later than June 15, 2008 by (i) delivering written notice of such extension to Seller (the “Closing Extension Notice”) on or before 5:00 p.m. eastern time on May 27, 2008 and (ii) depositing the sum of One Hundred Eight Thousand Five Hundred dollars ($108,500) (the “Closing Extension Deposit”) with Escrow Agent within one Business Day following the delivery of the Closing Extension Notice. The Closing Extension Deposit shall constitute additional Deposit for all purposes under the Contract. Seller shall have no further right to extend the Closing Date pursuant to Section 5.1 of the Contract. Accordingly, the last two sentences of Section 5.1 of the Contract are hereby deleted in their entirety. If Purchaser elects to extend the Closing Date pursuant to its rights set forth in this Section 3 (but not otherwise), Purchaser shall pay to Seller (in addition to the Purchase Price) at Closing an amount equal to the interest which accrues from and after such extended Closing Date until June 30, 2008 in connection with Seller's payoff of the Loan.

4.

 Purchase Price; No Additional Deposit Required.  The Purchase Price is hereby reduced to Eleven Million Three Hundred Fifty Thousand dollars ($11,350,000). Furthermore, Seller and Purchaser hereby agree that Purchaser shall not be required to deliver the Additional Deposit, and that the Initial Deposit shall constitute the entire Deposit (unless Purchaser elects to deliver the Closing Extension Deposit, in which case it shall constitute a portion of the Deposit). Accordingly, all references to the Additional Deposit in the Contract are hereby deleted.

5.

Seller Consents and Approvals.  The following is hereby added to the Contract as a new Section 6.1.12: “6.1.12. Seller has obtained all consents and approvals required for it to consummate the transaction contemplated by this Contract.

6.

Assignment of Contract by Purchaser.  Purchaser hereby gives written notice to Seller of its intention to assign the Contract to CRV TREIG Plantation, L.L.C., a Delaware limited liability company, in accordance with the terms and conditions set forth in Section 13.3 of the Contract.

7.

Miscellaneous.

(a)

Except as and to the extent expressly modified and amended herein, Purchaser and Seller ratify the Contract in accordance with its terms.

(b)

To the extent not otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Contract.

(c)

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d)

This Amendment may be executed in a number of identical counterparts.  If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e)

For purposes of this Amendment, signatures delivered by facsimile or other electronic means shall be as binding as originals upon the parties so signing and delivering.

(f)

In the event of a conflict between the terms of this Amendment and the other terms of the Contract, the terms of this Amendment shall control.

(g)

The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment or the Contract.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

CENTURY PROPERTIES FUND XIX,

a California limited partnership

By:

FOX PARTNERS II,

a California general partnership,

its general partner

By:

FOX CAPITAL MANAGEMENT CORPORATION,

a California corporation,

its managing partner

By:

/s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

PURCHASER:

TITAN REAL ESTATE INVESTMENT GROUP, LLC, an Ohio limited liability company

By:

/s/Jeffrey M. Tabor

Name:

Jeffrey M. Tabor

Title:

Manager